UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2013

Saba Software, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34372	94-3267638
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Bridge Parkway, Redwood Shores, California	94065-1166
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 581-2500

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, the Board of Directors of Saba Software, Inc. (the “Company”) approved of the appointment of Mark Robinson to the position of the Company’s Chief Financial Officer. Mr. Robinson assumed his duties as Chief Financial Officer effective on May 23, 2013.

Mr. Robinson, age 54, joined the Company from Calypso Technology, Inc., a financial software and services company, where Mr. Robinson served as the Chief Financial Officer since December, 2008 until joining the Company. Prior to joining Calypso Technology, he served as Chief Financial Officer of Discus Dental, a manufacturer of consumer goods and medical devices, from January, 2008 to December, 2008. Prior to joining Discus Dental, he served as the Chief Financial Officer of Q Comm International, Inc., a prepaid telecommunication products company, from April, 2005 to July, 2007. Prior to joining Q Comm International, Mr. Robinson served in management roles at several other companies, including Prometrix/KLA-Tencor and Hewlett Packard Corporation.

Michael Shahbazian, who was serving as the Company’s Interim Chief Financial Officer pending the Company’s search for a permanent Chief Financial Officer, left the Company on May 22, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Saba Software, Inc. (Registrant)
Date: May 23, 2013
/s/ Peter E. Williams III
(Signature)

Peter E. Williams III

General Counsel, Executive Vice President, Corporate Development and Secretary